UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2013
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

From June 5-6, 2013, members of IDACORP, Inc.'s (the “Company”) management will conduct meetings with financial analysts, investors, prospective investors, and other persons in Boston, MA and New York City, NY. Furnished as Exhibit 99.1 to this Current Report on Form 8-K are the slides IDACORP will be presenting during the meetings. The Company is also making these slides available in advance of the meetings on its website, www.idacorpinc.com.

The information in this report, including the presentation slides furnished as Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. Any reference to the Company's Internet address shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this report.

Item 8.01 Other Information.

As previously reported, on April 15, 2013, Idaho Power Company ("Idaho Power") filed an application with the Idaho Public Utilities Commission ("IPUC") requesting a $140.4 million increase in Idaho power cost adjustment ("PCA") rates, effective for the 2013-2014 PCA collection period from June 1, 2013 to May 31, 2014. To lessen the single-year impact on customers of the PCA rate increase, Idaho Power's application included a proposal to defer $52.5 million of the PCA rate increase to the June 1, 2014 to May 31, 2015 PCA collection period. On May 31, 2013, the IPUC issued an order authorizing a $140.4 million increase in PCA rates, effective for the 2013-2014 PCA collection period. The IPUC's order did not defer any amount to the 2014-2015 PCA collection period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

99.1	IDACORP, Inc. presentation of June 5-6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  June 4, 2013
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	IDACORP, Inc. presentation of June 5-6, 2013